EXHIBIT 11.1

Quaker City Bancorp, Inc.
Computation of Earnings Per Share

                                                         Three Months   Six Months
                                                            Ended          Ended
                                                          December 31,   December 31,
                                                               2000          2000
                                                           ----------    ----------
A    Average common shares outstanding................      4,901,436     4,902,947
                                                         ------------    ----------
B    Net earnings for period..........................     $3,539,000    $6,815,000
                                                         ============    ==========
     Basic earnings per share [ B / A ]...............     $     0.72    $     1.39
                                                         ============    ==========

     Common share equivalents :
C    Stock options outstanding........................        726,709       728,350
                                                         ------------    ----------
D    Option exercise price............................     $    10.77    $    10.75
                                                         ------------    ----------
E    Exercise proceeds [ C x D ]......................     $7,826,656    $7,829,763
                                                         ------------    ----------
F    Tax benefit on non-qualified options.............     $1,327,966    $  971,819
                                                         ------------    ----------
G    Total exercise proceeds [ E + F ]................     $9,154,622    $8,801,582
                                                         ------------    ----------
H    Average market price in period...................     $    20.55    $    18.77
                                                         ------------    ----------
I    Shares repurchased at market price [ G / H ].....        445,480       468,918
                                                         ------------    ----------
J    Increase in common shares [ C - I ]..............        281,229       259,432
                                                         ------------    ----------
K    Shares outstanding and equivalents [ A + J ].....      5,182,665     5,162,379
                                                         ============    ==========
L    Net earnings for period..........................     $3,539,000    $6,815,000
                                                         ============    ==========
     Diluted earnings per share [ L / K ].............     $     0.68    $     1.32
                                                         ============    ==========



                                  Exhibit 11.1